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                                  Exhibit 21

                        Subsidiaries of the Registrant



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Parent
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SHS Bancorp, Inc.

                                        Percentage       Jurisdiction or
Subsidiaries (a)                       of Ownership   State of Incorporation
----------------                       ------------   ----------------------

Spring Hill Savings Bank, F.S.B.(1)        100%            United States

Spring Hill Funding Corporation (2)        100%            Pennsylvania

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(1)  Upon consummation of the Conversion, Spring Hill Savings Bank, F.S.B. will become a wholly-owned subsidiary of the Registrant.

(2) This corporation is a wholly owned subsidiary of Spring Hill Savings Bank, F.S.B.